As filed with the Securities and Exchange Commission on April 30, 2002.


                                                               File No. 811-6648
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 11

                                       TO

                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                                 BOND PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                       P.O. Box 7177, 6000 Memorial Drive
                               Dublin, Ohio 43017
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number, including Area Code: 614-766-7000


      Wesley F. Hoag, P.O. Box 7177, 6000 Memorial Drive, Dublin, OH 43017
                     (Name and Address of Agent for Service)


                                    Copy to:
                                 James B. Craver
                                125 Summer Street
                                Boston, MA 02110
================================================================================

                                EXPLANATORY NOTE

     This Amendment to the Registration Statement of Bond Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

     Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2 of Instruction B of the General Instructions to Form N-1A.

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
----------------------------------------------------------------------------
          RISKS.
          ------

     Bond Portfolio (the "Portfolio") is a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

     Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio's investment adviser is Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc. The Portfolio seeks to maximize current income through investment in:

     o    securities  which  are  issued,  or  guaranteed  as to  principal  and
          interest,   by  the  U.S.   government  or  any  of  its  agencies  or
          instrumentalities and

     o    repurchase agreements involving these U.S. government securities


     Normally, the Portfolio invests at least 80% of the value of its assets in U.S. government debt securities. The Portfolio may invest in U.S. Treasuries; agency securities such as Ginnie Maes, Sally Maes, Fanny Maes and Freddie Macs; and repurchase agreements involving these securities.


     The Portfolio may invest in U.S. government securities having any maturity. Normally, the Portfolio will invest in 10-year U.S. government securities if the adviser believes the risk/reward relationship of the bond market is positive. The Portfolio will invest in short-term U.S. government securities or money market securities when the Adviser believes the risk/reward relationship of the bond market is negative. If the adviser believes that long-term interest rates are significantly greater than inflation, the Portfolio may invest in U.S. government securities with maturities as long as 30 years.

     To determine the maturities of U.S. government securities for purchase, the Adviser monitors the following indicators:

     o Momentum - the trend of U.S. government securities prices versus various moving averages

     o Real Rates - the 10-year treasury bond yield as compared to inflation and

     o Yield Spread - the 10-year treasury bond yield as compared to the 90-day T-bill yield.

     The Portfolio may invest in "traditional" derivatives, such as financial futures contracts and related options as a hedge against changes, resulting from market conditions, in the value of securities held or intended to be held by the Portfolio.

     The U.S. government securities in which the Portfolio invests are either issued or guaranteed by the U.S. government, its agencies, or instrumentalities. These securities are limited to:

     o direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds;

     o notes, bonds, and discount notes of U.S. government agencies or instrumentalities, such as: the Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks, and Banks for Cooperatives; Farmers Home Administration; Federal Home Loan Banks; Federal Home Loan Mortgage Corporation; Federal National Mortgage Association; Government National Mortgage Association; and Student Loan Marketing Association; and

     o repurchase agreements relating to any of the foregoing U.S. government securities.

     Some obligations issued or guaranteed by agencies or instrumentalities of the U.S. government, such as Government National Mortgage Association participation certificates, are backed by the full faith and credit of the U.S. Treasury. No assurance can be given that the U.S. government will provide financial support to other agencies or instrumentalities, since it is not obligated to do so. These agencies and instrumentalities are supported by:

     o the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury;

     o discretionary authority of the U.S. government to purchase certain obligations of an agency or instrumentality; or

     o    the credit of the agency or instrumentality.

     Information concerning the selection of money market instruments and bonds is set forth in Part B of this Registration Statement.

HEDGING STRATEGIES

     Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. Financial futures contracts or related options used by a Portfolio to implement its hedging strategies are considered derivatives. The value of derivatives can be affected significantly by even small market movements, sometimes in unpredictable ways. They do not necessarily increase risk, and may in fact reduce risk.

     The Portfolio may engage in hedging transactions in carrying out its investment policies. A hedging program may be implemented for the following reasons: (1) To protect the value of specific securities owned or intended to be purchased while the Adviser is implementing a change in the Portfolio's investment position; (2) To protect portfolio values during periods of extraordinary risk without incurring transaction costs associated with buying or selling actual securities; and (3) To utilize the "designated hedge" provisions of Subchapter M of the Internal Revenue Code as a permitted means of avoiding taxes that would otherwise have to be paid on gains from the sale of portfolio securities.

     A hedging program involves entering into an "option" or "futures" transaction in lieu of the actual purchase or sale of securities. At present, government securities such as Treasury bonds and notes are among debt securities currently covered by futures contracts.

     The Portfolio will not engage in transactions in financial futures contracts or related options for speculation but only as a hedge against changes in the market value of securities held or intended for purchase, and where the transactions are economically appropriate to the reduction of risks inherent in the ongoing management of the Portfolio.

     For certain regulatory purposes, the Commodity Futures Trading Commission ("CFTC") limits the types of futures positions that can be taken in conjunction with the management of a securities portfolio for management investment companies, such as the Bond Portfolio. All futures transactions for the Portfolio will consequently be subject to the restrictions on the use of futures contracts established in CFTC rules, such as observation of the CFTC's definition of "hedging". In addition, whenever the Portfolio establishes a long futures position, it will set aside cash or cash equivalents equal to the underlying commodity value of the long futures contracts held by the Portfolio. Although all futures contracts involve leverage by virtue of the margin system applicable to trading on futures exchanges, the Portfolio will not, on a net basis, have leverage exposure on any long futures contracts that it establishes because of the cash set aside requirement. All futures transactions can produce a gain or a loss when they are closed, regardless of the purpose for which they have been established. Unlike short futures contracts positions established to protect against the risk of a decline in value of existing securities holdings, the long futures positions established by the Portfolio to protect against reinvestment risk are intended to protect the Portfolio against the risks of reinvesting portfolio assets that arise during periods when the assets are not fully invested in securities.

     The Portfolio may not purchase or sell futures or purchase related options if immediately thereafter the sum of the amount of margin deposits on the Portfolio's existing futures positions and premiums paid for related options would exceed 5% of the market value of the Portfolio's total assets.

     The Portfolio expects that any gain or loss on hedging transactions will be substantially offset by any gain or loss on the securities underlying the contracts or being considered for purchase.

MAIN RISK FACTORS

     As with most bond portfolios, the value of the Portfolio's investment will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the market value of debt securities (including U.S. government securities). Other factors may affect the market price and yield of the fund's securities, including investor demand and domestic and worldwide economic conditions. As with any mutual fund, loss of money is a risk of investing in the Portfolio.

ITEM 6.   MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
---------------------------------------------------------


     The Portfolio's Board of Trustees provides broad supervision over the affairs of the Portfolio. The address of the Adviser is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017. A majority of the Portfolio's Trustees are not affiliated with the Adviser. U.S. Bank, N.A., Cincinnati ("U.S. Bank") is the Portfolio's custodian and Mutual Funds Service Co. is the Portfolio's transfer agent and dividend paying agent. The address of the custodian is 425 Walnut Street, Cincinnati, Ohio 45202 and the address of Mutual Funds Service Co. is 6000 Memorial Drive, Dublin, Ohio 43017.


     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions.

     The Adviser has been an adviser to individuals and retirement plans since 1974 and has served as investment adviser to registered investment companies since 1982. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement under the terms of which it has agreed to provide an investment program within the limitations of the Portfolio's investment policies and restrictions, and to furnish all executive, administrative, and clerical services required for the transaction of Portfolio business, other than accounting services and services which are provided by the Portfolio's custodian, transfer agent, independent accountants and legal counsel.


     The Adviser was  incorporated  in Ohio in 1974 and  maintains its principal
offices  at  6000  Memorial  Drive,   Dublin,  Ohio  43017.  The  Adviser  is  a
wholly-owned subsidiary of Meeder Financial. Meeder

Financial is controlled by Robert S. Meeder, Sr. through the ownership of voting common stock. Meeder Financial conducts business only through its subsidiaries which are the Adviser; Mutual Funds Service Co.; Adviser Dealer Services, a registered broker-dealer; and Meeder Advisory Services, Inc., a registered investment adviser; and OMCO, Inc., a registered commodity trading adviser and commodity pool operator.

     The Adviser's officers and directors, their principal offices, are as follows: Robert S. Meeder, Sr., Chairman and Sole Director; Robert S. Meeder, Jr., President and Treasurer; Ronald C. Paul, Treasurer; Donald F. Meeder, Assistant Secretary; David M. Rose, Chief Operating Officer; Michael J.
Sullivan, Vice President of Sales and Marketing; and Wesley F. Hoag, Vice President, Secretary and General Counsel.


     Joseph A. Zarr is the portfolio manager primarily responsible for the day-to-day management of the Bond Portfolio. Mr. Zarr was the portfolio manager of the Short-Term Global Portfolio from May of 1992 until May of 1996. Mr. Zarr is also a portfolio manager for the Adviser. He has been associated with the Adviser since 1991. Mr. Zarr has been a licensed stockbroker since 1978.

     The Adviser earns an annual fee, payable in monthly installments, at the rate of 0.40% of the first $100 million and 0.20% in excess of $100 million of the Portfolio's average net assets.

TRANSFER AGENT AND CUSTODIAN


     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., 6000 Memorial Drive, Dublin, Ohio 43017, a wholly-owned subsidiary of Meeder Financial, pursuant to which Mutual Funds Service Co. provides accounting, transfer agency and dividend disbursing services to the Portfolio. The minimum annual fee for all such services for the Portfolio is $7,500. Subject to the minimum fee, the Portfolio's annual fee, payable monthly, is computed at the rate of 0.15% of the first $10 million, 0.10% of the next $20 million, 0.02% of the next $50 million and 0.01% in excess of $80 million of the Portfolio's average net assets. For the year ended December 31, 2001, total payments from the Portfolio to Mutual Fund Service Co. amounted to $19,417.


     Pursuant to a Custody Agreement, U.S. Bank acts as the custodian of the Portfolio's assets. See Part B for more detailed information concerning custodial arrangements.

EXPENSES

     The expenses of the Portfolio include the compensation of its Trustees who are not affiliated with the Adviser; governmental fees; interest charges; taxes; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; expenses of calculating the net asset value of, and the net income on, the Portfolio; all fees under its Administration and Accounting Services and Subadministrative Services Agreements; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental officers and commissions; expenses of meetings of investors and Trustees; and the advisory fees payable to the Adviser under the Investment Advisory Agreement.

ITEM 7.   SHAREHOLDER INFORMATION.
----------------------------------

CAPITAL STOCK AND OTHER SECURITIES

     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act) ("Fund Business Day"). This determination is made once during each such day. All the net income of the Portfolio, as defined below, so determined is allocated pro rata among the investors in the Portfolio at the time of such determination.

     For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's taxable income, gain, loss, deductions and credits in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

     Investor inquiries may be directed to the Portfolio at 6000 Memorial Drive, Dublin, Ohio 43017.

PURCHASE OF SECURITIES

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by the Portfolio. Securities owned by the Portfolio and listed or traded on any national securities exchange are valued each Fund Business Day at 3:00 p.m. If there has been no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; i.e., at the settlement price of a closing contract or at the asked quotation for such a contract if there has been no sale. Money market instruments having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

     There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Fund Business Day. As of 4:00 p.m., New York time, on each such day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions, which are to be effected as of 4:00 p.m., New York time, on such day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m., New York time, on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected as of 4:00 p.m., New York time, on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m., New York time, on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time, on the following Fund Business Day.

REDEMPTION OR REPURCHASE

     An investor in the Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The Portfolio has reserved the right to pay redemption proceeds by a distribution in kind of portfolio securities (rather than cash) in the event of an emergency or when, in the opinion of the Portfolio or the Adviser, payment in cash would be harmful to existing investors. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and the redeeming investor may incur brokerage and transaction charges in converting the securities to cash. The portfolio does not intend to redeem illiquid securities in kind. If this happens, however, the redeeming investor may not be able to recover its investment in a timely manner.

     The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 8.   DISTRIBUTION ARRANGEMENTS.
------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                     PART B

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
------------------------------------------

                                 BOND PORTFOLIO
                               6000 Memorial Drive
                               Dublin, Ohio 43017


            STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2002
            --------------------------------------------------------

This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Prospectus of the Bond Portfolio dated April 30, 2002. A copy of the Prospectus may be obtained at the above address, or by calling:
1-800-325-FLEX, or (614) 760-2159. Capitalized terms used and not otherwise defined herein have the same meanings as defined in the Prospectus.


                                TABLE OF CONTENTS

                                                             Page

     Portfolio History . . . . . . . . . . . . . . . . . . . B-2
     Description of the Portfolio and Its Investments and
          Risks. . . . . . . . . . . . . . . . . . . . . . . B-2
     Management of the Portfolio . . . . . . . . . . . . . . B-6
     Control Persons and Principal Holders of Securities . . B-10
     Investment Advisory and Other Services  . . . . . . . . B-10
     Brokerage Allocation and Other Practices  . . . . . . . B-11
     Capital Stock and Other Securities  . . . . . . . . . . B-12
     Purchase, Redemption and Pricing of Securities  . . . . B-14
     Taxation of the Portfolio . . . . . . . . . . . . . . . B-15
     Underwriters  . . . . . . . . . . . . . . . . . . . . . B-15
     Calculation of Performance Data . . . . . . . . . . . . B-15
     Financial Statements  . . . . . . . . . . . . . . . . . B-15

ITEM 11.  PORTFOLIO HISTORY.
----------------------------

     The  Portfolio  was  organized  as  a  diversified,   open-end   management
investment company which was organized as a trust under the laws of the State of New York on November 1, 1991.

ITEM 12.  DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.
---------------------------------------------------------------------

     Part A contains additional information about the investment objective and policies of the Bond Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A.

     The investment policies set forth below represent the Portfolio's policies as of the date of this Registration Statement. The investment policies are not fundamental and may be changed by the Trustees of the Portfolio without investor approval. No such change would be made, however, without 30 days' written notice to investors.

     Meeder Asset Management, Inc., the investment adviser of the Portfolio (the "Adviser"), places a high degree of importance on protecting portfolio values from severe market declines. Consequently, the Portfolio's assets may at times be invested for defensive purposes in money market instruments.

     Because the Adviser intends to employ flexible defensive investment strategies when market trends are not considered favorable, the Adviser may occasionally change the entire Portfolio.


     This defensive investment strategy can produce high portfolio turnover ratios when calculated in accordance with SEC rules. The portfolio turnover rate for the Portfolio was 503% for the year ended December 31, 2001 (375% in 2000; 352% in 1999).


     The Portfolio will limit its purchases, denominated in U.S. dollars, to the following securities:

     o U.S. Government Securities and Securities of its Agencies and Instrumentalities - obligations issued or guaranteed as to principal or interest by the United States or its agencies (such as the Export Import Bank of the United States, Federal Housing Administration, and Government National Mortgage Association) or its instrumentalities (such as the Federal Home Loan Bank, Federal Intermediate Credit Banks and Federal Land Bank), including Treasury bills, notes and bonds.

     o Repurchase Agreements - The Portfolio may invest in repurchase obligations relating to U.S. Government Securities. The Portfolio may invest without limit in repurchase agreements with any Federal Reserve reporting dealer or member bank of the Federal Reserve System. A repurchase agreement is an instrument under which the purchaser (i.e., the Portfolio) acquires ownership of a debt security and the seller agrees, at the time of the sale, to purchase the obligation at a mutually agreed upon time and price, thereby determining the yield during the purchaser's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. The underlying securities could be any of those described above, some of which might bear maturities exceeding one year. The Portfolio's risk is that the seller may fail to repurchase the security on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay. It is a policy of the Portfolio to make settlement on repurchase agreements only upon proper delivery of the underlying collateral. Repurchase agreements usually are for short periods, such as one week or less, but could be longer. The Portfolio may enter into repurchase agreements with its custodian (U.S. Bank, N.A., Cincinnati) when it is advantageous to do so. The Portfolio will invest more than 10% of its assets, at time of purchase, in repurchase agreements which mature in excess of seven days.

     When investing in money market instruments, the Portfolio will limit its purchases, denominated in U.S. dollars, to securities which are issued, or guaranteed as to payment of principal and interest, by the U.S. government or any of its agencies or instrumentalities, and any relating repurchase agreements thereto.

     The Adviser exercises due care in the selection of money market instruments and bonds. However, there is a risk that the issuers of the securities may not be able to meet their obligations to pay interest or principal when due. There is also a risk that some of the Portfolio's securities might have to be liquidated prior to maturity at a price less than original amortized cost or value, face amount or maturity value to meet larger than expected redemptions. Any of these risks, if encountered, could cause a reduction in net income or in the net asset value of the Portfolio.

                               HEDGING STRATEGIES

     The Adviser may conduct a hedging program on behalf of the Portfolio for any of the reasons described in Part A. Such a program would involve entering into options or futures transactions.

     The objective of an option or futures transaction could be to protect a profit or offset a loss in the Portfolio from future price erosion. Or, the objective could be to acquire the right to purchase a fixed amount of securities at a future date for a definite price. In either case, it would not be necessary for the Portfolio to actually buy or sell the securities currently. Instead, the option or futures contract would give the Portfolio the right at a future date to sell, or in other instances buy, the particular securities under consideration or similar securities. The quantity of the securities covered by the futures contract would be the same, or approximately the same, as the quantity held in the Portfolio or the quantity under consideration for purchase.

     In lieu of the sale of a security, an option transaction could involve the purchase of a put option contract, which would give the Portfolio the right to sell a security or futures contract on an index (see below) at a specified price until the expiration date of the option. A Portfolio will only purchase a put option contract when the quantity of the underlying security involved in the option transaction is equal to that owned by the Portfolio. Limitations on the use of put option contracts on an index are described below.

     Also, in lieu of the sale of securities, a futures transaction could involve the sale of a futures contract which would require a Portfolio either
(a) to deliver to the other party to the contract the securities specified and receive payment at the price contracted for, prior to the expiration date of the contract, or (b) to make or entitle it to receive payments representing (respectively) the loss or gain on the security or securities involved in the futures contract.

     In lieu of the purchase of a security, an option transaction could involve the purchase of a call option which would give the Portfolio the right to buy a specified security or index aggregate at a specified price until the expiration date of the option contract. Sufficient cash or money market instruments will be segregated and maintained in reserve to complete the purchase.

     In lieu of the purchase of securities, a futures transaction could involve the purchase of a futures contract which would either (a) require the Portfolio to receive and pay for the securities specified in the futures contract at the price contracted for prior to the expiration date of the contract or (b) require the Portfolio to make payment or receive payment representing respectively the loss or gain on the security or securities involved in the contract.

                             INVESTMENT RESTRICTIONS

     The investment restrictions below have been adopted by the Portfolio as fundamental policies. Under the Investment Company Act of 1940 (the "1940 Act"), a "fundamental" policy may not be changed without the vote of a majority of the outstanding voting securities of the Portfolio, which is defined in the 1940 Act with respect to the Portfolio as the lesser of (a) 67 percent or more of the Portfolio's beneficial interests represented at a meeting of investors if the holders of more than 50 percent of the outstanding beneficial interests are present or represented by proxy, or (b) more than 50 percent of the outstanding beneficial interests ("Majority Vote"). The percentage limitations contained in the restrictions listed below apply at the time of the purchase of the securities.

     The Portfolio may not: (a) Issue senior securities; (b) Borrow money except as a temporary measure, and then only in an amount not to exceed 5% of the value of its net assets (whichever is less) taken at the time the loan is made, or pledge its assets taken at value to any extent greater than 15% of its gross assets taken at cost; (c) Act as underwriter of securities of other issuers; (d) Invest in real estate except for office purposes; (e) Purchase or sell commodities or commodity contracts, except that it may purchase or sell financial futures contracts involving U.S. Treasury securities, corporate securities, or financial indexes; (f) Lend its funds or other assets to any other person; however, the purchase of a portion of publicly distributed bonds, debentures or other debt instruments, the purchase of certificates of deposit, U.S. Treasury debt securities, and the making of repurchase agreements are permitted, provided repurchase agreements with fixed maturities in excess of seven days do not exceed 10% of its total assets;

(g) Purchase more than 10% of any class of securities, including voting securities of any issuer, except that the purchase of U.S. Treasury debt instruments shall not be subject to this limitation; (h) Invest more than 5% of its total assets (taken at value) in the securities of any one issuer, other than obligations of the U.S. Treasury; (i) Purchase securities on margin, or participate in any joint or joint and several trading account; (j) Make any so-called "short" sales of securities, except against an identical portfolio position (i.e., a "short sale against the box"); (k) Invest 25% or more of its total assets at time of purchase (taken at value) in the securities of companies in any one industry; (l) Purchase the securities of another investment company except where such purchase is part of a plan of merger or consolidation; (m) Purchase or retain any securities of an issuer, any of whose officers, directors or security holders is an officer or director of the Portfolio, if such officer or director owns beneficially more than 1/2 of 1% of the issuer's securities or together they own beneficially more than 5% of such securities; (n) Invest in securities of companies which have a record of less than three years' continuous operation, if at the time of such purchase, more than 5% of its assets (taken at value) would be so invested; (o) Purchase participations or other direct interests in oil, gas or other mineral exploration or development programs; (p) Invest in warrants; and (q) Invest more than 10% of its net assets in restricted securities and securities for which market quotations are not readily available and repurchase agreements which mature in excess of seven days; however, this shall not prohibit the purchase of money market instruments or other securities which are not precluded by other particular restrictions.

     In order to comply with certain state investment restrictions, the Portfolio's operating policy is not to: (a) Notwithstanding (b) above, pledge assets having a value in excess of 10% of its gross assets; (b) Invest in oil, gas or mineral leases or programs; and (c) Purchase real estate limited partnerships.

ITEM 13.  MANAGEMENT OF THE PORTFOLIO.
--------------------------------------

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, the address of each Trustee and officer is P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

TRUSTEES AND OFFICERS


"Non-Interested" Trustees
------------------------------------------------------------------------------------------------------------------------
                                             Year                                        Number of
                                             First                                       Portfolios
                                             Elected A     Principal                     in Fund           Other
                                             Director      Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
MILTON S. BARTHOLOMEW, 73     Trustee        1982          Retired; formerly a           22                None
1424 Clubview                                              practicing attorney in
Boulevard, S.                                              Columbus, Ohio; member of
Worthington, OH  43235                                     each Fund's Audit
                                                           Committee.
------------------------------------------------------------------------------------------------------------------------
ROGER D. BLACKWELL, 61        Trustee        1994          Professor of Marketing        22                Airnet
Blackwell Associates,                                      and Consumer Behavior,                          Systems,
Inc.                                                       The Ohio State                                  Anthony &
3380 Tremont Road                                          University; President of                        Sylvan,
Columbus, OH  43221                                        Blackwell Associates,                           Applied
                                                           Inc., a strategic                               Industrial
                                                           consulting firm.                                Technologies,
                                                                                                           Diamond Hill,
                                                                                                           Intimate
                                                                                                           Brands, Max &
                                                                                                           Erma's
------------------------------------------------------------------------------------------------------------------------
WALTER L. OGLE, 64            Trustee        1984          Retired; formerly             22                Southtrust
500 Ocean Drive                                            Executive Vice President                        Bank, N.A.
Juno Beach, FL  33408                                      of Aon Consulting, an                           Florida
                                                           employee benefits
                                                           consulting group.
------------------------------------------------------------------------------------------------------------------------
CHARLES A. DONABEDIAN, 59     Trustee        1997          President, Winston            22                None
Winston Financial, Inc.                                    Financial, Inc., which
200 TechneCenter                                           provides a variety of
Drive, Suite 200                                           marketing and consulting
Milford, OH  45150                                         services to investment
                                                           management companies;
                                                           CEO, Winston Advisors,
                                                           Inc., an investment
                                                           adviser.
------------------------------------------------------------------------------------------------------------------------
JAMES W. DIDION, 71           Trustee        1982, 1998    Retired; formerly             22                None
8781 Dunsinane Drive                                       Executive Vice President
Dublin, OH  43017                                          of Core Source, Inc., an
                                                           employee benefit and
                                                           Workers' Compensation
                                                           administration and
                                                           consulting firm
                                                           (1991-1997).
------------------------------------------------------------------------------------------------------------------------
JACK W. NICKLAUS II, 40       Trustee        1998          Designer, Nicklaus            22                None
11780 U.S. Highway #1                                      Design, a golf course
North Palm Beach, FL                                       design firm and division
33408                                                      of The Nicklaus Companies.
------------------------------------------------------------------------------------------------------------------------

"Interested" Trustees3,4
------------------------------------------------------------------------------------------------------------------------
                                             Year First                                  Number of
                                             Elected a                                   Portfolios
                                             Director and/ Principal                     in Fund           Other
                                             or Officer    Occupation(s)                 Complex           Directorships
Name, Address                 Position       of Fund       During Past Five              Overseen          Held by
and Age                       Held           Complex 1     Years                         by Trustee        Trustee 2
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, SR.*+, 73   Trustee/       1982          Chairman of Meeder Asset      22                Uniglobe
                              President                    Management, Inc., an                            Travel
                                                           investment adviser;                             (U.S.A.),
                                                           Chairman and Director of                        L.L.C.
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer
                                                           agent; Director of
                                                           Adviser Dealer Services,
                                                           Inc., the Fund's
                                                           Distributor.
------------------------------------------------------------------------------------------------------------------------
ROBERT S. MEEDER, JR.*, 40    Trustee and    1992          President of Meeder Asset     22                None
                              Vice President               Management, Inc.
------------------------------------------------------------------------------------------------------------------------

Other Officers4
-------------------------------------------------------------------------------------
                                             Year
                                             First
                                             Elected an    Principal
                                             Officer       Occupation(s)
Name, Address                 Position       of Fund       During Past Five
and Age                       Held           Complex 1     Years
-------------------------------------------------------------------------------------
DONALD F. MEEDER*+, 63        Assistant      1982          Assistant Secretary and
                              Secretary                    Vice President of Meeder
                                                           Asset Management, Inc.;
                                                           Assistant Secretary of
                                                           Mutual Funds Service Co.,
                                                           the Fund's transfer agent.
-------------------------------------------------------------------------------------
WESLEY F. HOAG*+, 45          Vice           1994          Vice President, Secretary
                              President and                and General Counsel of
                              Secretary                    Meeder Asset Management,
                                                           Inc. and Mutual Funds
                                                           Service Co.; Secretary of
                                                           Adviser Dealer Services,
                                                           Inc. (since July 1993);
                                                           Attorney, Porter, Wright,
                                                           Morris & Arthur, a law
                                                           firm (October 1984 to
                                                           June 1993).
-------------------------------------------------------------------------------------
BRUCE E. MCKIBBEN*+, 32       Treasurer      1999          Treasurer and Manager/
                                                           Fund Accounting and
                                                           Financial Reporting,
                                                           Mutual Funds Service Co.,
                                                           the Funds' transfer agent
                                                           (since April 1997);
                                                           Assistant Treasurer and
                                                           Manager/Fund Accounting,
                                                           The Ohio Company, a
                                                           broker-dealer (April 1991
                                                           to April 1997).
-------------------------------------------------------------------------------------

1 Directors and Officers of the Portfolio serve until their resignation, removal or retirement.

2 This includes all directorships (other than those in the Fund Complex) that are held by each trustee as a director of a public company or a registered investment company.

3 "Interested Persons" within the meaning of the 1940 Act on the basis of their affiliation with the Fund Complex Investment Adviser, Meeder Asset Management, Inc., or its affiliated entities.

4 All of the officers listed are officers and/or directors/trustees of one or more of the other funds for which Meeder Asset Management, Inc. serves as Investment Adviser.

* Robert S. Meeder, Sr. is deemed an "interested person" of the Trust by virtue of his position as Chairman of Meeder Asset Management, Inc., the Advisor of the Portfolio. Robert S. Meeder, Jr. is deemed an "interested person" of the Trust by virtue of his position as President of Meeder Asset Management, Inc., the Advisor of the Portfolio. Wesley F. Hoag is deemed an "interested person" of the Trust by virtue of his position as Vice President and Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio. Donald F. Meeder is deemed an "interested person" of the Trust by virtue of his position as Assistant Secretary of Meeder Asset Management, Inc., the Advisor of the Portfolio.

+ P.O. Box 7177, 6000 Memorial Drive, Dublin, Ohio 43017.

     Robert S. Meeder, Sr. is Robert S. Meeder, Jr.'s father and Donald F. Meeder's uncle.

BENEFICIAL INTERESTS IN THE PORTFOLIO OWNED BY TRUSTEES AS OF DECEMBER 31, 2001

--------------------------------------------------------------------------------
                                                      Aggregate Dollar Range1 of
                            Dollar Range of           Shares Owned in All Funds
                            Beneficial Interests      Within The Fund Complex
Name of Director            in the Portfolio Owned1   Overseen by Trustee
--------------------------------------------------------------------------------
"Non-Interested" Trustees

Milton S. Bartholomew       $0                        Over $100,000
--------------------------------------------------------------------------------
Roger D. Blackwell          $0                        Over $100,000
--------------------------------------------------------------------------------
Walter L. Ogle              $0                        Over $100,000
--------------------------------------------------------------------------------
Charles A. Donabedian       $0                        $50,001 - $100,000
--------------------------------------------------------------------------------
James W. Didion             $0                        $1 - $10,000
--------------------------------------------------------------------------------
Jack W. Nicklaus II         $0                        $10,000 - $50,000
--------------------------------------------------------------------------------
"Interested"  Trustees

Robert S. Meeder, Sr.       $0                        Over $100,000
--------------------------------------------------------------------------------
Robert S. Meeder, Jr.       $0                        Over $100,000
--------------------------------------------------------------------------------

1 Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and over $100,000. The amounts listed for
"interested" trustees include shares owned through Meeder Asset Management, Inc.'s retirement plan and 401(k) Plan.

     The following table shows the compensation paid by the Portfolio and all other mutual funds advised by the Adviser, including The Flex-funds, Meeder Advisor Funds, and the corresponding portfolios of The Flex-funds and Meeder Advisor Funds (collectively, the "Fund Complex") as a whole to the Trustees of the Portfolio and during the fiscal year ended December 31, 2001.

                               COMPENSATION TABLE

                                                                                 Total
                                               Pension or                        Compensation
                                               Retirement                        from
                               Aggregate       Benefits          Estimated       Registrant and
                               Compensation    Accrued as Part   Annual          Fund Complex
                               from the        of Portfolio      Benefits Upon   Paid to
Trustee                        Portfolio       Expense           Retirement      to Trustee1, 2
-------                        ---------       -------           ----------      --------------
Robert S. Meeder, Sr.          None            None              None            None

Milton S. Bartholomew          $1,075          None              None            $14,642

Robert S. Meeder, Jr.          None            None              None            None

Walter L. Ogle                 $1,075          None              None            $14,642

Philip A. Voelker              None            None              None            None

Roger A. Blackwell             $1,000          None              None            $13,642

Charles A. Donabedian          $1,075          None              None            $14,642

James W. Didion                $1,000          None              None            $13,642

Jack W. Nicklaus II            $1,000          None              None            $13,642

1 Compensation figures include cash and amounts deferred at the election of certain non-interested Trustees. For the calendar year ended December 31, 2001, participating non-interested Trustees accrued deferred compensation from the funds as follows: Milton S. Bartholomew - $1,075; Roger A. Blackwell - $1,000, Charles A. Donabedian - $1,075, Jack W. Nicklaus II - $1,000, and Walter L. Ogle
- $1,075.

2 The Fund Complex consists of 22 investment companies.

     Each Trustee who is not an "interested person" is paid a meeting fee of $250 per meeting for each of the five Portfolios. In addition, each such Trustee earns an annual fee, payable quarterly, based on the average net assets in each Portfolio based on the following schedule: Money Market Portfolio, 0.0005% of the amount of average net assets between $500 million and $1 billion; 0.0025% of the amount of average net assets exceeding $1 billion. For the other four Portfolios, including the Portfolio, each Trustee is paid a fee of 0.00375% of the amount of each Portfolio's average net assets exceeding $15 million. Members of the Audit and Strategic Planning Committees for each of The Flex-funds and the Meeder Advisor Funds trusts, and the Portfolios are paid $500 for each Committee meeting. Trustees fees for the Bond Portfolio totaled $6,225 for the year ended December 31, 2001 ($6,059 in 2000). All other officers and Trustees serve without compensation from the Portfolio.

     The Board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent auditors, including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal accounting. The Audit Committee is comprised of the following independent Trustees of the Trust: Charles Donabedian, Milton Bartholomew and Walter Ogle. The Nominating Committee is comprised of the following independent Trustees of the Trust: James Didion, Roger Blackwell and Charles Donabedian. The Trust's Nominating Committee is responsible for the nomination of trustees to the Board. When vacancies arise or elections are held, the Committee considers qualified nominations including those recommended by shareholders who provide a written request (including qualifications) to the Nominating Committee in care of the Trust's address at 6000 Memorial Drive, Dublin, Ohio 43017. During the fiscal year ended December 31, 2001, the Audit Committee and the Nominating Committee each met two times.

     During the past fiscal year, the Trustees considered and approved the renewal of the Portfolio's investment advisory agreement with the Manager. In connection with this annual review, the Trustees, with the advice and assistance of independent counsel for the Trust, received and considered information and reports relating to the nature, quality and scope of the services provided to the Portfolio and the Fund by the Manager and its affiliates. The Trustees considered the level of and the reasonableness of the fees charged for these services, together with comparative fee and expense information showing, among other things, the fees paid for advisory, administrative, transfer agency, fund accounting and shareholder services and the total expense ratio of the Fund relative to its peer group of mutual funds. In addition, the Trustees considered, among other factors:

     o the effect of the investment advisory fee and fund administration fee structure on the expense ratio of the Fund;

     o the effect of the investment advisory fee and fund administration fee structure on the nature or level of services to be provided the Fund;

     o    the investment performance of the Fund;

     o    information  on  the  investment  performance,   advisory  fees,  fund
          administration fees and expense ratios of other registered investment companies within the Trust;

     o information on the investment performance, advisory fees, fund administration fees and expense ratios of other investment companies not advised by the Manager but believed to be generally comparable in their investment objectives and size to the Fund;

     o the investment approach used by the Manager in the daily management of the Portfolio;

     o    information on personnel of the Manager's investment committee;

     o the continuing need of the Manager to retain and attract qualified investment and service professionals to serve the Trust in an increasingly competitive industry;

     o    soft dollars received by the Manager from Portfolio trades;

     o commissions received by Adviser Dealer Services, Inc. an affiliate of the Manager, for executing securities transactions on behalf of the Portfolio;

     o the Manager's policy regarding the aggregation of orders from the Portfolio and the Manager's private accounts; and

     o other ancillary benefits received by the Manager and its affiliates as a result of their provision of investment advisory and other services to the Portfolio and Fund.

     The Trustees also considered various improvements and upgrades in shareholder services made during the year, financial information about the Manager's costs, an analysis of historical profitability of the Portfolio and Fund's contracts to the Manager and its affiliates, and the importance of supporting quality, long-term service by the Manager to help achieve solid investment performance.


     The Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers as described below under Item 18.

     The Portfolio and the Adviser have each adopted a Code of Ethics that permits personnel subject to the Code to invest in securities, including, under certain circumstances and subject to certain restrictions, securities that may be purchased or held by the Portfolio. However, each such Code restricts personal investing practices by directors and officers of the Adviser and its affiliates, and employees of the Adviser with access to information about the purchase or sale of Portfolio securities. The Code of Ethics for the Portfolio also restricts personal investing practices of trustees of the Portfolio who have knowledge about recent Portfolio trades. Among other provisions, the Code of Ethics requires that such directors and officers and employees with access to information about the purchase or sale of Portfolio securities obtain preclearance before executing personal trades. Each Code of Ethics prohibits acquisition of securities without preclearance in, among other events, an initial public offering or a limited offering, as well as profits derived from the purchase and sale of the same security within 60 calendar days. These provisions are designed to put the interests of Portfolio shareholders before the interest of people who manage the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
-------------------------------------------------------------

     The Flex-funds The U.S. Government Bond Fund (the "Fund") has an investment in the Portfolio equaling approximately 100% of the Portfolio's interests. No Trustee or officer of the Portfolio or any other person, except the Fund, owns in the aggregate more than a 1% interest in the Portfolio as of the date of this Registration Statement.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

                                     ADVISER

     Meeder Asset Management, Inc. (the "Adviser"), formerly known as R. Meeder & Associates, Inc., is the investment adviser for the Portfolio. The Adviser serves the Portfolio pursuant to an Investment Advisory Agreement which has been approved by a vote of a majority of the Trustees, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio and which will remain in force so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by a majority vote of the investors in the Portfolio (with the vote of each being in proportion to the amount of its investment) ("Majority Portfolio Vote"), and in either case by vote of a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal.

     The Investment Advisory Agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days' prior written notice by Majority Portfolio Vote, by the Trustees of the Portfolio, or by the Adviser.


     The Adviser earns an annual fee, payable in monthly installments at the rate of 0.40% of the first $100 million and 0.20% in excess of $100 million of the Portfolio's average net assets. For the year ended December 31, 2001 the Portfolio paid fees to the Adviser totaling $49,658($11,799 in 2000; $25,388 in 1999).


                                 TRANSFER AGENT

     The Portfolio has entered into an Administration and Accounting Services Agreement with Mutual Funds Service Co., which acts as transfer agent for the Portfolio. Mutual Funds Service Co. maintains an account for each investor in the Portfolio, performs other transfer agency functions and acts as dividend disbursing agent for the Portfolio.

                              INDEPENDENT AUDITORS


     KPMG LLP, 191 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the Portfolio's independent auditors. The auditors audit financial statements for the Portfolio and provide other assurance, tax, and related services.


                                    CUSTODIAN


     Pursuant to a Custody Agreement, U.S. Bank, N.A., Cincinnati, acts as the custodian of the Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments and maintaining books of original entry for Portfolio accounting and other required books and accounts. Securities held by the Portfolio may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Trustees of the Portfolio. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Portfolio.


ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

     The Portfolio seeks to obtain the best available prices on, and firm execution of, all purchases and sales of portfolio securities. In order to do so, it may buy securities from or sell securities to broker-dealers acting as principals and may use primary markets in the purchase or sale of over-the-counter securities, unless best price and execution can be obtained in some other way.

     Satisfied that it is obtaining the best available price and favorable execution, the Portfolio may, from time to time, place orders for the purchase or sale of portfolio securities with broker-dealers who provide research, statistical or other financial information or services ("research") to it or to the Adviser, or to any other client for which the Adviser acts as investment adviser.

The Portfolio's portfolio transactions are reviewed periodically by its Board of Trustees.

     The  Adviser  is the  principal  source of  information  and  advice to the
Portfolio  and is  responsible  for  making  and  initiating  the  execution  of investment decisions for the Portfolio. However, it is recognized by the Trustees that it is important for the Adviser, in performing its responsibilities to the Portfolio, to continue to receive and evaluate the broad spectrum of economic and financial information which many securities broker-dealers have customarily furnished in connection with portfolio transactions and that, in compensating broker-dealers for their services, it is in the interest of the Portfolio to take into account the value of the information received for use in advising the Portfolio. The extent, if any, to which the obtaining of such information may reduce the expenses of the Adviser in providing management services to the Portfolio is not determinable. In addition, it is understood by the Trustees that other clients of the Adviser might also benefit from the information obtained for the Portfolio, in the same manner that the Portfolio might also benefit from information obtained by the Adviser in performing services to others.

     It is the opinion of the Trustees of the Portfolio and of the Adviser that the receipt of research from broker-dealers will not materially reduce the Adviser's own research activities or the overall cost of fulfilling its contractual obligations to the Portfolio.


     During the year ended December 31, 2001, the Bond Portfolio paid total commissions of $1,365 on the purchase and sale of futures contracts.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of their investment).

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to the amount of their investment) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio determines its net asset value as of 3:00 p.m., New York time, each Fund Business Day by dividing the value of the Portfolio's net assets by the value of the investment of the investors in the Portfolio at the time the determination is made. (Net asset value will not be determined on Good Friday or any holiday observed by the Federal Reserve System. These presently include New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas.) Purchases and reductions will be effected at the time of determination of net asset value next following the receipt of any purchase or reduction order.

     Securities owned by the Portfolio and listed or traded on any national securities exchange are valued at 3:00 p.m. each day that the exchange is open for business. If there is no sale on that day, or if the security is not listed, it is valued at its last bid quotation on the exchange or, in the case of unlisted securities, as obtained from an established market maker. Futures contracts are valued on the basis of the cost of closing out the liability; i.e., at the settlement price of a closing contract or at the asked quotation for such a contract if there is no sale. Money market instruments having maturities of 60 days or less are valued at amortized cost if not materially different from market value. Portfolio securities for which market quotations are not readily available are to be valued by the Adviser in good faith at its own expense under the direction of the Trustees.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

     The Portfolio is organized as a trust under New York law. Under the method of operation of the Portfolio, the Portfolio is not subject to any income tax. However, each investor in the Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share is made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     The Portfolio's taxable year-end is December 31. Although, as described above, the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio's assets, income and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

ITEM 20.  UNDERWRITERS.
-----------------------

     The Portfolio has not retained the services of a principal underwriter or distributor, as interests in the Portfolio are offered solely in private placement transactions. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------


     The financial statements and independent auditors' report required to be included in this Statement of Additional Information are incorporated herein by reference to the Portfolio's Annual Report to Shareholders for the fiscal year ended December 31, 2001. The Portfolio will provide the Annual Report without charge at written request or request by telephone.

                                     PART C

ITEM 23. EXHIBITS

    *(a)  Declaration of Trust of the Registrant.

    *(b)  By-Laws of the Registrant.

     (c)  Not applicable.

    *(d) Form of Investment Advisory Agreement between the Registrant and Meeder Asset Management, Inc.

    *(e) Form of Exclusive Placement Agent Agreement between the Registrant and Signature Broker-Dealer Services, Inc.


  ***(f)  Deferred Compensation Plan for independent Trustees is filed herewith.


   **(g) Form of Custody Agreement between the Registrant and Firstar, N.A., Cincinnati.

   **(h)  (1)  Form of  Administration  Agreement  between  the  Registrant  and
               Mutual Funds Service Co. (MFSCo)

          (2) Form of Accounting Services Agreement between the Registrant and MFSCo.

     (i)  Not applicable.

     (j)  Consent of KPMG LLP, Independent Auditors, filed herewith.

     (k)  Not applicable.

   **(l)  Investment representation letters of initial investors.

     (m)  Not applicable.

     (n)  Not applicable.

     (o)  Not applicable.


  ***(p) Codes of Ethics for the Portfolio, Meeder Financial and Meeder Asset Management, Inc. are filed herewith.

-------------------
   * Filed April 30, 1992 and incorporated herein by reference.
  ** Filed June 8, 1992 and incorporated herein by reference.

 *** Filed April 30, 2000 and incorporated herein by reference.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
------------------------------------------------------------------------

     Not  applicable.

ITEM 25.  INDEMNIFICATION.
--------------------------

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to Registrant's initial Registration Statement on April 30, 1992.

     The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy and under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

     Not applicable.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

     Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

Meeder Asset Management, Inc.                        6000 Memorial Drive
  (investment adviser)                               Dublin, OH  43017

Mutual Funds Service Co.                             6000 Memorial Drive
   (transfer and accounting services                 Dublin, OH  43017
    agent)


U.S. Bank, N.A., Cincinnati                          425 Walnut Street
  (custodian)                                        Cincinnati, OH  45202


ITEM 29.  MANAGEMENT SERVICES.
------------------------------

     Not applicable.

ITEM 30.  UNDERTAKINGS.
-----------------------

     Not applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and State of Ohio on the 30th day of April, 2002.


                                        BOND PORTFOLIO


                                        By /s/ Wesley F. Hoag
                                           -------------------------
                                        Wesley F. Hoag
                                        Vice President